OMNIPLEX COMMUNICATIONS GROUP, LLC
                                AND SUBSIDIARIES
                              Financial Statements
                           December 31, 2000 and 1999

                          INDEPENDENT AUDITORS' REPORT





To the Member
of Omniplex Communications Group, LLC and Subsidiaries


We have audited the consolidated balance sheet of Omniplex Communications Group, LLC and Subsidiaries (the Company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, member's deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omniplex Communications Group, LLC and Subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, there is substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to that matter are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Salt Lake City, Utah
October 26, 2001

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                                      Consolidated Balance Sheet

                                                                    December 31,
--------------------------------------------------------------------------------

                                                         2000          1999
                                                     ------------- -------------
     Assets

Current assets:
  Cash and cash equivalents                          $    530,917  $    226,887
  Accounts receivable, net of allowance for doubtful
   accounts of $283,520 and $85,393, respectively       3,418,733     1,367,581
  Prepaid and other current assets                        136,401       135,747
                                                     ------------- -------------

      Total current assets                              4,086,051     1,730,215

Customer acquisition costs, net                         3,794,949             -
Property and equipment, net                               429,336       382,004
Other assets                                               33,221        79,161
                                                     ------------- -------------

      Total assets                                   $  8,343,557  $  2,191,380
                                                     ============= =============

--------------------------------------------------------------------------------

     Liabilities and Member's Deficit

Current liabilities:
  Payable to parent                                  $ 12,647,105  $  8,020,076
  Accounts payable                                      5,730,154     1,940,483
  Accrued expenses                                        799,618       363,772
  Seller financing payable                                723,204             -
  Contractual obligations with regard to
   receivable sales agreement, net                      4,431,697       341,979
  Debt in default, net                                  1,042,335             -
                                                     ------------- -------------

      Total current liabilities                        25,374,113    10,666,310

Commitments                                                     -             -

Member's deficit                                      (17,030,556)   (8,474,930)
                                                    -------------- -------------

      Total liabilities and member's deficit        $   8,343,557  $  2,191,380
                                                    ============== =============

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                   1

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                            Consolidated Statement of Operations

                                                        Years Ended December 31,
--------------------------------------------------------------------------------

                                                         2000          1999
                                                     ------------- -------------

Revenues                                             $ 13,543,272  $  6,369,584
Service costs                                          11,017,560     5,612,178
                                                     ------------- -------------

     Gross profit                                       2,525,712       757,406
                                                     ------------- -------------

Operating costs and expenses:
  Selling, general and administrative                   8,550,605     4,449,496
  Depreciation and amortization                           636,613       120,535
                                                     ------------- -------------

     Total operating costs and expenses                 9,187,218     4,570,031
                                                     ------------- -------------

     Loss from operations                              (6,661,506)   (3,812,625)

Other income (expense):
  Interest income                                          21,854        13,864
  Related party interest to parent                       (652,716)     (436,335)
  Interest expense                                     (1,263,258)     (195,479)
                                                    -------------- -------------

     Total other income (expense)                      (1,894,120)     (617,950)
                                                    -------------- -------------

     Loss before income taxes                          (8,555,626)   (4,430,575)

Income tax expense (benefit)                                    -             -
                                                    -------------- -------------

     Net loss                                        $ (8,555,626) $  4,430,575
                                                    -------------- -------------

--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                   2

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Consolidated Statement of Member's Deficit

                                          Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------









Member's deficit, January 1, 1999                                  $ (4,044,355)

Net loss                                                             (4,430,575)
                                                                   -------------

Member's deficit, December 31, 1999                                  (8,474,930)

Net loss                                                             (8,555,626)
                                                                   -------------

Member's deficit, December 31, 2000                                $(17,030,556)
                                                                   -------------



--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                   3

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                            Consolidated Statement of Cash Flows

                                                        Years Ended December 31,
--------------------------------------------------------------------------------

                                                           2000         1999
                                                       ------------ ------------
Cash flows from operating activities:
  Net loss                                             $(8,555,626) $(4,430,575)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                          636,613      120,535
    Accrued interest                                       129,394            -
    Accrued interest to parent                             652,716      436,335
    Amortization of discount on debt                       336,969            -
    (Increase) decrease in:
      Accounts receivable                               (1,475,809)    (101,041)
      Prepaid and other assets                              57,828       (8,974)
    Increase (decrease) in:
     Accounts payable                                    2,973,141      581,804
     Accrued expenses                                      418,436      (33,973)
                                                      ------------- ------------
        Net cash used in
        operating activities                            (4,826,338)  (3,435,889)
                                                      ------------- ------------
Cash flows from investing activities:
  Purchases of property and equipment                     (173,787)    (178,268)
  Cash paid for purchase of customer base                 (638,471)           -
  Net cash paid for acquisitions of businesses            (532,377)           -
                                                     -------------- ------------
        Net cash used in
        investing activities                            (1,344,635)    (178,268)
                                                     -------------- ------------
Cash flows from financing activities:
  Net borrowings (repayments) on contractual
   obligations with regards to receivables
   sales agreement                                       4,360,190     (119,659)
  Net advances from Parent                                 114,813    2,357,853
  Proceeds from debt in default                          2,000,000            -
                                                     -------------- ------------
      Net cash provided by
      financing activities                               6,475,003    2,238,194
                                                     -------------- ------------

Increase (decrease) in cash and cash equivalents           304,030   (1,375,963)

Cash and cash equivalents at beginning of year             226,887    1,602,850
                                                     -------------- ------------

Cash and cash equivalents at end of year             $     530,917  $   226,887
                                                     ============== ============
Supplemental disclosure of cash flow information -
  cash paid for interest                             $     796,895  $   181,625
                                                     ============== ============
--------------------------------------------------------------------------------
See accompanying notes to consolidated financial statements.                   4

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements

                                          Years Ended December 31, 2000 and 1999
--------------------------------------------------------------------------------

1. Organization Organization
   and          Omniplex Communications Group, LLC (the Company) is a wholly
   Summary of   owned subsidiary of mniplex Communications Corporation (the
   Significant  Parent). The Company is a provider of telecommunication services
   Accounting   to small and medium-sized businesses primarily through its core
   Policies     business model as a Competitive Local Exchange Carrier (CLEC).

               The Company was organized as a Texas limited liability company on November 6, 1996. The Company's articles of organization limit its existence to December 31, 2026.

               The  Company  is   comprised   of  two   wholly-owned   operating
               subsidiaries,    Maxcom    Acquisition    Corp.    (Maxcom)   and
               Americanetworks Acquisition Corp. (Americanetworks).

               Principles of Consolidation
               The consolidated financial statements include the accounts of all majority-owned and controlled subsidiaries of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

               Concentration of Risk
               The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

               Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses.

               The Company's networks and provision of telecommunications services are subject to significant regulation at the federal, state, and local level. Delays in receiving regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse impact on the Company's operations.
--------------------------------------------------------------------------------
                                                                               5

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------
1. Organization Concentration of Risk - Continued
   and          The Company relies on local exchange companies for the provision
   Summary of   of local telephone service. In addition, the Company relies on
   Significant  other carriers to provide transmission and termination services
   Accounting   for a majority of its long distance traffic. The inability of
   Policies     any of these companies or carriers to fulfill service delivery
   Continued    requirements could impact the Company's operations.

               Cash and Cash Equivalents
               For purposes of the statement of cash flows, cash includes all cash and investments with original maturities to the Company of three months or less.

               Customer Acquisition Costs
               Customer acquisition costs represent the direct costs of purchasing a billing base of customer accounts. These costs are amortized on a straight-line basis over the expected life of the customer base of five years. Accumulated amortization is $762,422 and $77,335 at December 31, 2000 and 1999, respectively.

               Property and Equipment
               Property and equipment are recorded at cost, less accumulated depreciation. Additions of new equipment and major replacements of existing equipment are capitalized. Depreciation on property and equipment is determined using the straight-line method over the estimated useful lives of the various classes of assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease. Minor expenditures for maintenance and repairs are expensed when incurred. Gains and losses on sale or disposal of property and equipment are reflected in operations.

               Revenue Recognition
               Revenue is recognized monthly as telecommunications services are provided. Amounts billed in advance of the service month are recorded as deferred revenue.

--------------------------------------------------------------------------------
                                                                               6

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------
1. Organization Impairment of Long-Lived Assets
   and          The Company reviews its long-lived assets for impairment
   Summary of   whenever events or changes in circumstances indicate that the
   Significant  carrying amount of the assets may not be recoverable through
   Accounting   undiscounted future cash flows. If it is determined that an
   Policies     impairment loss has occurred based on expected cash flows, such
   Continued    loss is recognized in the statement of operations.

               Income Taxes
               Because the Company has two operating "C" corporation subsidiaries and is the single member of a wholly owned subsidiary of the Parent (a C Corporation), for tax purposes the Company is deemed a disregarded entity, therefore the Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

               Advertising
               The Company expenses the cost of advertising as incurred. For the years ended December 31, 2000 and 1999, advertising expense totaled approximately $33,000 and $21,000, respectively.


               Use of Estimates in the Preparation of Financial Statements
               The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
--------------------------------------------------------------------------------
                                                                               7

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------
1. Organization Proforma Information
   and          Proforma information is not presented to reflect the operations
   Summary of   of the Company as if it were reporting as a "C" corporation as
   Significant  the proforma presentation would not be materially different from
   Accounting   the current presentation.
   Policies
   Continued

2. Going       At December 31, 2000, the Company has a working capital deficit,
   Concern     a members'deficit, and has suffered recurring losses. In
               addition,  subsequent  to year end, the Company  filed a petition for bankruptcy (see note 14). These conditions raise  substantial doubt  about the  ability of the  Company to  continue as a going concern. The consolidated financial statements do not include any
               adjustments   to   reflect   the   possible   future   effect  on
               recoverability of assets or amounts of liabilities that might result from the outcome of this uncertainty.

               The Company is looking to merge with another entity or to obtain additional financing or improve operations. There can be no assurance that the Company will be successful in any of these activities.

3. Property    Property and equipment consist of the following at December 31:
   and
   Equipment                                                2000        1999
                                                       ------------- -----------

                Furniture and fixtures                 $     62,193 $    15,571
                Office equipment                            100,346      20,161
                Computer hardware                           323,422     214,479
                Computer software                           278,158     246,017
                Leasehold improvements                       49,118      44,664
                                                       ------------- -----------

                                                            813,237     540,892

                Less accumulated depreciation
                 and amortization                          (383,901)   (158,888)
                                                       ------------- -----------

                                                       $    429,336  $  382,004
                                                       ============= ===========
--------------------------------------------------------------------------------
                                                                               8

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

4. Accrued      Accrued expenses consist of the following at December 31:
   Expenses
                                                             2000        1999
                                                         ----------- -----------

                Estimated telecom carrier costs          $  595,952  $  195,932
                Accrued vacation costs                       57,323      38,712
                Other                                       146,343     129,128
                                                         ----------- -----------
                                                         $  799,618  $  363,772
                                                         =========== ===========

5. Payable to   Payable to parent represents advances made by the Parent company
   Parent       to the Company as well as obligations of the Company paid by the
                Parent. The amounts are payable on demand.


6. Contractual The Company has entered into an arrangement with RFC Capital Obligations Corporation (RFC)which is essentially a receivable purchase with Regard  arrangement which bases borrowing capacity on a percentage of
   to           outstanding receivables up to a specified maximum of
   Receivable   $10,000,000. The agreements allow RFC to cease funding new
   Sales        receivables without prior written notice. A program fee applies
   Agreement    to the outstanding balance of net purchased receivables equal to the prime rate plus 4%. The agreement also requires a closing fee of 1% per annum of the maximum amount, which the Company charges to interest expense. In addition, during the year 2000 RFC was granted warrants of the Parent to purchase an aggregate of 1,337,500 shares of common stock of the Parent. These warrants have an exercise price of $0.60 per share and expire February 22, 2010. The value of the warrants was estimated at $374,500 using the Black-Scholes pricing model. The value was included as an advance from the Parent to the Company and recorded as a discount on the debt, and is being amortized to interest expense over the 36 months of the agreement. The aggregate total owed to RFC under the agreements at December 31, 2000 and 1999 is $4,702,169 and $341,979, less $270,472 and $0 of unamortized debt discount, for a total of $4,431,697 and $341,979, respectively. As of December 31, 2000, the Company was in default under the terms of the agreement with RFC.

--------------------------------------------------------------------------------
                                                                               9

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

7. Debt in     Debt in default consists of a note payable to a company,
   Default     including interest at prime plus 8%, with the full amount due on the first day following the payment in full of the obligation owed to RFC. Interest is capitalized quarterly and added to the outstanding principal. The note payable is secured by assets and customer base of the Company and a personal guarantee by the Parent company. The note matures April 30, 2003. In addition, the note payable includes warrants to purchase an aggregate of 1,200,000 shares of common stock of the Parent. These warrants have an exercise price of $2.50 per share and expire June 29, 2010. The value of the warrants was estimated at $1,320,000 using the Black-Scholes pricing model. The value was included as an advance from the Parent to the Company and recorded as a discount on the debt, and is being amortized to interest expense over the term of the note payable. Due to the Company's violation of certain loan covenants, the note is classified as debt in default. The aggregate total owed at December 31, 2000 and 1999 is $2,129,394 and $0, net of $1,087,059 and $0 unamortized debt discount, for a total of $1,042,335 and $0, respectively.
               Capitalized interest included in the balance due is $129,394 and $0, respectively.


8. Income      The benefit for income taxes is different than amounts which
   Taxes       would be provided by applying the statutory federal income tax rate for the following reasons as of December 31:

                                                          2000         1999
                                                     ------------- -------------

                Federal income tax benefit at
                  statutory rate                     $  2,926,000  $  1,506,000
                State income tax benefit at
                  statutory rate                          436,000       220,000
                Other                                      (6,000)       (8,000)
                Change in valuation allowance          (3,356,000)   (1,718,000)
                                                     ------------- -------------

                                                     $          -  $          -
                                                     ============= =============
--------------------------------------------------------------------------------
                                                                              10

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

8. Income      Deferred tax assets (liabilities) are comprised of the following
   Taxes       at December 31:
   Continued

                                                          2000         1999
                                                     ------------- -------------

               Net operating loss carryforward       $  4,885,000  $  1,725,000
               Amortization of acquisition costs          127,000             -
               Depreciation                                (5,000)      (13,000)
               Allowance and reserves                     111,000        49,000
                                                     ------------- -------------

                                                        5,118,000     1,761,000
               Valuation allowance                     (5,118,000)   (1,761,000)
                                                     ------------- -------------

                                                     $          -  $          -
                                                     ============= =============



               A valuation allowance has been established for the net deferred tax asset due to the uncertainty of the Company's ability to realize such asset.


               The Company has net operating loss carryforwards of approximately $12,525,000 at December 31, 2000 which are available to offset future taxable income which expire through 2020. The utilization of the net operating loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized. The Tax Reform Act of 1986 significantly limits the annual amount that can be utilized for certain of these carryforwards as a result of changes in the Company's ownership.

--------------------------------------------------------------------------------
                                                                              11

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9. Supplemental  During the year ended December 31, 2000:
   Cash Flow
   Information   o  the Company purchased all of the outstanding common stock of
                    Maxcom, Inc. and AmericanNetworks, Inc. in a purchase transaction (see note 11). The Company paid net cash of $532,377 for the common stock of each company and recorded net assets from the acquisitions as follows:

                    Cash                                           $    190,249
                    Accounts receivable                                 575,343
                    Property and equipment                               42,940
                    Customer acquisition costs                        3,245,118
                    Other assets                                          1,120
                    Accounts payable                                   (816,530)
                    Accrued expenses                                    (17,410)
                                                                   -------------

                                                                      3,220,830

                    Less amount financed with seller                   (333,204)
                    Less amount advanced from Parent through
                      Parent's issuance of common stock              (2,165,000)
                    Less cash received                                 (190,249)
                                                                   -------------

                                   Net cash paid                   $    532,377
                                                                   =============

                 o the Company acquired a customer list and other assets from a company through increasing customer acquisition costs by $378,578 and other assets by $11,422 and increasing seller financing by $390,000

                 o the Company increased the advance from the Parent by $374,500 and discount on debt related to the RFC agreement for warrants issued by the Parent (see note 6)

                 o the Company increased the advance from Parent by $1,320,000 and discount on debt related to the debt in default for warrants issued by the Parent (see note 7)
--------------------------------------------------------------------------------
                                                                              12

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

9. Supplemental  o  the Company increased the advance from the Parent by
   Cash Flow        $652,716 and interest expense related to the payable to
   Information      Parent.
   Continued
                 During the year ended December 31, 1999:

                 o the Company increased the advance from the Parent by $436,335 and interest expense related to borrowings by the Parent on the Company's behalf.


10.Leases        The Company has noncancellable operating leases, primarily for network and office equipment, that expire over the next three years. These leases generally require the Company to pay all executory costs such as maintenance and insurance. Rental expense for these operating leases for the year ended December 31, 2000 and 1999 totaled approximately, $78,000 and $57,000, respectively.


               Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2000 are approximately:

                           Years Ending December 31,
                                2001                           $     88,000
                                2002                                 43,000
                                2003                                 20,000
                                                               ------------

                                                               $    151,000
                                                               ============

11.Asset         MVP Communications, Inc.
   Purchase and On March 1, 2000 the Company signed an agreement with MVP Acquisitions Communications, Inc.(MVP) to acquire the customer base and list of MVP for a cash payment of $400,000 plus deferred payments payable over 18 months from the acquisition date equal to 13.5% of monthly revenues derived from the acquired customer base, with minimum payments of $390,000 and maximum deferred payments of $408,905. At December 31, 2000, no deferred payments had been made and the Company had recorded $390,000 as a seller financing obligation.

--------------------------------------------------------------------------------
                                                                              13

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

11.Asset         Midwestern Services, L.C.
   Purchase and On June 1, 2000, the Company signed an agreement with Acquisitions Midwestern Services, L.C. d/b/a Midwestern Tel. (Midwestern) to
   Continued     acquire the customer base and list of Midwestern for the
                 assumption and payment of Midwestern liabilities of $238,471.

               AmericaNetworks, Inc.
               On June 30, 2000, one of the Company's wholly-owned subsidiaries signed an agreement with AmericaNetworks, Inc. (AmericaNetworks) to acquire all of the outstanding common stock of AmericaNetworks in exchange for shares of common stock of the Company's Parent. The Company paid total initial consideration of $365,000 worth of Parent common stock. In addition, the Company escrowed 20,000 shares of Parent common stock valued at $50,000 that can be earned if the Company receives a credit with MCI WorldCom. As of December 31, 2000, no shares in escrow had been issued as further consideration.

               Maxcom, Inc.
               On August 30, 2000, one of the Company's wholly-owned subsidiaries signed an agreement with Maxcom, Inc. (Maxcom) to acquire all of the outstanding common stock of Maxcom in exchange for a combination of shares of common stock of the Company's Parent, cash, and seller financing. The Company paid total initial consideration of $582,000 cash, paid off $140,626 of Maxcom obligations and issued $1,800,000 worth of Parent common stock and deferred payments payable over 12 months from the acquisition date equal to $166,602 and 9.917% of the first six months of revenues derived from the acquired customer base with maximum deferred payments totaling $333,204. At December 31, 2000, no deferred payments had been made and the Company had recorded $333,204 as a seller financing obligation. In addition, the Company issued in escrow 560,000 shares of Parent common stock valued at $1,400,000 that can be earned as further consideration over a maximum of nine months from the acquisition based on an increase in annualized billings base of the customer list obtained in the transaction. As of December 31, 2000, no shares in escrow had been issued as further consideration.

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                                                                              14

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

12.Fair Value of  The Company's financial instruments consist of cash,
   Financial      receivables, payables, and notes payable. The carrying amount
   Instruments    of cash, receivables, and payables approximates fair value because of the short- term nature of these items. The carrying amount of notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

13.Commitments    Lease Agreement
   and            The Company was obligated under a noncancellable operating
   Contingencies  lease for certain switching equipment. Upon the Company filing bankruptcy (see note 14), the switching equipment was returned to the lessor. However, the lease was never canceled. It is unknown whether the lessor will take further action. Future minimum lease payments were approximately as follows at December 31, 2000:

                           Years Ending December 31,
                                2001                           $  1,457,000
                                2002                              2,120,000
                                2003                              1,665,000
                                                               ------------

                                                               $  5,242,000
                                                               ============

               Employment Agreements
               The Company has employment agreements with certain officers and key employees which expire August 2001. The agreements provide for annual compensation based on the Company achieving certain gross revenue targets.


               Litigation
               The Company may become or is subject to investigations, claims or lawsuits ensuing out of conduct of its business, including those related to commercial transactions and billings issues. The Company is currently not aware of any such items which it believes could have a material adverse effect on its financial position.

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                                                                              15

                             OMNIPLEX COMMUNICATIONS GROUP, LLC AND SUBSIDIARIES
                                      Notes to Consolidated Financial Statements
                                                                       Continued
--------------------------------------------------------------------------------

14.Subsequent  The Company filed a voluntary petition for relief under Chapter
   Event 11 of the United States bankruptcy code on February 28, 2001 (the petition date) in the United States Bankruptcy Court for the Eastern District of Missouri (Bankruptcy Court), St. Louis, Missouri. RFC agreed to continue loaning money to the Company under a post petition arrangement. Effective September 11, 2001 as part of a reorganization, substantially all of the assets of the Company were sold to CCC GlobalCom Corporation for cash plus assumption of certain liabilities for a total of approximately $8,125,000. It is not known when or if the Company will emerge from bankruptcy protection.



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